UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 587-5000
Former name or former address, if changed since last report: N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HAIN	NASDAQ Global Select Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2021, The Hain Celestial Group, Inc. (the “Company”) announced that Jeryl Wolfe, Executive Vice President and Chief Supply Chain Officer, will be retiring from the Company. Mr. Wolfe will remain with the Company through July 15, 2021 to assist with the transition of his responsibilities, which will be assumed by David Karch, Executive Vice President and Global Chief Transformation Officer.

In connection with his retirement, Mr. Wolfe is expected to enter into a separation agreement with the Company, pursuant to which Mr. Wolfe will be entitled to receive (1) cash severance of one times his current base salary and one times his target annual bonus, paid in bi-weekly installments during the 12 months following his departure and (2) health and welfare benefits for a period of 12 months. Mr. Wolfe remains eligible to receive an annual bonus for his performance in fiscal year 2021. Mr. Wolfe’s outstanding equity awards will be treated according to the existing terms of the awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2021

THE HAIN CELESTIAL GROUP, INC.

By:	/s/ Kristy Meringolo
Name:	Kristy Meringolo
Title:	Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer